         EX-99.B(e)nwpartamend2

AMENDMENT TO

FUND PARTICIPATION AGREEMENT

THIS FIRST AMENDMENT TO THE FUND PARTICIPATION AGREEMENT ("Amendment"), made and entered into as of the 11th day of December, 2007, shall amend the Fund Participation Agreement dated December 1, 2000 ("Agreement"). The Agreement was made by and among NATIONWIDE LIFE INSURANCE COMPANY and/or NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY (separately or collectively "Nationwide"), on behalf of the current and any future Nationwide separate accounts as applicable ("Variable Accounts") as listed on Exhibit A and WADDELL & REED SERVICES COMPANY ("WRSCO") and WADDELL & REED, INC. ("W&R, INC") which serve respectively as the accounting services/shareholder servicing agent and the distributor to the W&R TARGET FUNDS (the "Funds") listed on Exhibit A.

WHEREAS, the parties have entered into a Fund Participation Agreement dated December 1, 2000, as subsequently amended ("Agreement"); and

WHEREAS, the parties desire to correct and update the parties to the Agreement; and

WHEREAS, the parties have agreed to make additional Funds available as investment options.

NOW, THEREFORE, the parties agree as follows:

1.	The prior Exhibit A shall be deleted in its entirety and replaced with the current Exhibit A attached hereto.

2.

A list of Nationwide Financial Services, Inc. life insurance subsidiaries ("Life Subsidiaries") is added to Exhibit A. Nationwide Financial Services, Inc. is substituted for Nationwide Life Insurance Company and/or Nationwide Life and Annuity Insurance Company as a party to the Agreement, on behalf of itself and the Life Subsidiaries.

3.	W&R Target Funds, Inc. is named as a party to the Agreement in its caption, effective as of the original effective date of the Agreement.

4.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment is made effective as of the date first above written.

WADDELL & REED, INC.	WADDELL & REED SERVICES COMPANY

By:	By:
Michael D. Strohm	Michael D. Strohm
Chief Executive Office	President

W&R TARGET FUNDS, INC.

By:
Henry J. Herrmann
President

NATIONWIDE FINANCIAL SERVICES, INC., on behalf of itself and
NATIONWIDE LIFE INSURANCE COMPANY and
NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

By:
Karen R. Colvin
Attorney-in-Fact

FUND PARTICIPATION AGREEMENT
EXHIBIT A -- AMENDMENT 6

This Amendment 6 to Exhibit A corresponds to the Fund Participation agreement dated
December 1, 2000 and is effective December 11, 2007

Subsidiary Life Insurance Companies

Nationwide Life Insurance Company
Nationwide Life and Annuity Insurance Company
Nationwide Life Insurance Company of America
Nationwide Life and Annuity Company of America

FUNDS:

ALL TARGET FUNDS

NATIONWIDE VARIABLE ACCOUNTS:

Nationwide Variable Account
Nationwide Variable Account-- II
Nationwide Variable Account-3
Nationwide Variable Account-4
Nationwide Variable Account-5
Nationwide Variable Account-6
Nationwide Variable Account-7
Nationwide Variable Account-8
Nationwide Variable Account-9
Nationwide Variable Account-10
Nationwide Variable Account-11
Nationwide Variable Account-12
Nationwide Variable Account-13
Nationwide Variable Account-14
Nationwide Variable Account-15
Nationwide Variable Account-16
Nationwide Variable Account-17
Multi-Flex Variable Account
Nationwide VA Separate Account-A
Nationwide VA Separate Account-B
Nationwide VA Separate Account-C
Nationwide VA Separate Account-D
Nationwide VLI Separate Account
Nationwide VLI Separate Account-2
Nationwide VLI Separate Account-3
Nationwide VLI Separate Account-4
Nationwide VLI Separate Account-5
Nationwide VLI Separate Account-6
Nationwide VL Separate Account
Nationwide VL Separate Account-A
Nationwide VL Separate Account-B
Nationwide VL Separate Account-C
Nationwide VL Separate Account-D
Nationwide Private Placement Variable Account
Nationwide Private Placement Variable Account-2
Nationwide DC Variable Account
Nationwide DC Variable Account-II
NACo Variable Account
Nationwide Governmental Plans Variable Account
Nationwide Governmental Plans Variable Account-II
Nationwide Qualified Plans Variable Account
Ohio DC Variable Account

WADDELL & REED, INC.	WADDELL & REED SERVICES COMPANY

By:	By:
Michael D. Strohm	Michael D. Strohm
Chief Executive Office	President

W&R TARGET FUNDS, INC.	NATIONWIDE FINANCIAL SERVICES, INC.,
on behalf of itself and
By:	NATIONWIDE LIFE INSURANCE
Henry J. Herrmann	COMPANY
President	and NATIONWIDE LIFE AND ANNUITY
INSURANCE COMPANY

By:
Karen R. Colvin
Attorney-in-Fact